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                                                                   EXHIBIT 10.50


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                               AMENDMENT TO THE
                             HARBINGER CORPORATION

                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN


     THIS AMENDMENT TO THE HARBINGER CORPORATION AMENDED AND RESTATED 1989 STOCK OPTION PLAN (the "Amendment") is made effective as of the 24th day of January, 1996 by Harbinger Corporation, a corporation organized and existing under the laws of the State of Georgia (the "Company");

                              W I T N E S S E T H:

     WHEREAS, the Company has previously adopted, and currently maintains, the Harbinger Corporation Amended and Restated 1989 Stock Option Plan (the "Plan"), under which optionees may be granted stock options to purchase shares of common stock, $.0001 par value per share, of the Company; and

     WHEREAS, the Company has determined that it is in its best interests to amend the provisions of the Plan relating to the expiration of non-qualified stock options granted under the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective as of January 24, 1996, by substituting the following for the first sentence of Subsection 1.5(c) of the Plan:

      "An Optionee's Incentive Stock Option shall expire on the earlier of the expiration of: (i) the date specified in the Incentive Stock Option, which, if the Optionee is a Key Employee, shall in no event be later than three (3) months after the termination of the Key Employee's employment by the Company, a Parent or a Subsidiary for any reason other than death or disability (as defined in Section 422(c) of the Code), and if the Optionee is a Director, shall be no later than five (5) years after the date of termination of such Optionee's role as a Director of the Company, a Parent or Subsidiary, as the case may be, and if the Optionee is a Consultant, shall be no later than one (1) year after the date of termination of such Optionee's role as a Consultant of the Company, a Parent or Subsidiary, as the case may be, or (ii) the Term specified in Section 2.1 or 3.1(a), as the case may be. An Optionee's Nonqualified Stock Option shall expire as of the date determined by the Committee, in its sole discretion, and as specified in the Nonqualified Stock Option."

     Except as specifically amended herein, the Plan shall remain in full force and effect as prior to this Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the day and year first above written.



                                    HARBINGER CORPORATION



                                    /s/ C. Tycho Howle
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                                        C. Tycho Howle, Chief Executive Officer

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